Exhibit 99.1

Five Below, Inc. Names Kristy Chipman Chief Financial Officer and Treasurer

PHILADELPHIA, PA — June 14, 2023 — Five Below, Inc. (NASDAQ:FIVE), the trend-right, extreme-value brand for tweens, teens and beyond, today announced that Kristy Chipman will join the Company as Chief Financial Officer and Treasurer on July 17, 2023, reporting to Joel Anderson, President and CEO. Ms. Chipman will lead the Company’s finance and accounting organization, overseeing SEC reporting and financial operations, financial planning & analysis, investor relations, internal audit, enterprise risk management, tax and treasury, and serve as the Company’s principal financial officer and principal accounting officer. Ms. Chipman succeeds Ken Bull, who, as previously announced, has assumed the new role of Chief Operating Officer of Five Below.

“We are excited to welcome Kristy to the Five Below team as our new CFO,” said Mr. Anderson. “Kristy has a track record of delivering results with a collaborative approach and has demonstrated strong financial stewardship as a leader throughout her career. We look forward to her leadership of our finance organization and her contributions in helping drive our Triple Double strategy.”

“Five Below is an amazing Company with an incredible growth runway driven by a talented and passionate team,” said Ms. Chipman. “I look forward to working with Joel and the finance team to continue to serve as a partner within the organization, building on Five Below’s track record of success and delivering value to all stakeholders.”

Ms. Chipman most recently served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at Ruth’s Chris Hospitality Group. Prior to Ruth’s Chris, she served in a variety of financial leadership roles with Orangetheory Fitness, Domino’s Pizza and McDonald’s Corporation.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company’s strategy and expansion plans, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks (in addition to COVID-19), global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:

Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to “let go & have fun” in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond offering, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has nearly 1,400 stores in 43 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, Twitter and Facebook @FiveBelow.

Investor Contact:

Five Below, Inc.

Christiane Pelz

Vice President, Investor Relations & Treasury

215-207-2658

InvestorRelations@fivebelow.com